____, 2011

Empeiria Acquisition Corp.
142 W. 57th Street, 12th Floor
New York, NY 10019

Cohen & Company Capital Markets, LLC
135 East 57th Street, 21st Floor
New York, NY 10022
Attn: General Counsel

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into, or proposed to be entered into, by and between Empeiria Acquisition Corp., a Delaware corporation (the “Company”), and Cohen & Company Capital Markets, LLC, as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 10,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering shall be quoted and traded on the Over-the-Counter Bulletin Board pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Empeiria Investors LLC (the “Sponsor”), each of the members of the Sponsor (each, a “Member” and collectively, the “Members”) hereby agree with the Company as follows:

1.           Each of the undersigned hereby agrees that if the Company seeks stockholder approval of a proposed Business Transaction, then in connection with such proposed Business Transaction, he or it shall vote all Founder Shares, the Placement Shares and any shares acquired by him, her or it in the Offering or the secondary public market in favor of such proposed Business Transaction.

2. (a)       Each of the undersigned hereby agrees that in the event that the Company fails to consummate a Business Transaction within 21 months from the closing of the Offering, he, she or it shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem the Common Stock held by the Public Stockholders, at a per-share price, payable in cash, equal to the aggregate amount including interest then on deposit in the Trust Account, but net of any taxes payable and net interest withdrawn for working capital purposes, divided by the number of shares of Common Stock then outstanding, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

(b)           Each of the undersigned acknowledges that the undersigned has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Trust Account with respect to the Founder Shares or Placement Shares. Each of the undersigned hereby further waives, with respect to any shares of the Common Stock held by him or it, any redemption rights he or it may have in connection with the consummation of a Business Transaction, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Transaction or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares and Placement Shares) the undersigned holds if the Company fails to consummate a Business Transaction within 21 months from the date of the Prospectus.

3. (a)       To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,500,000 shares of Common Stock (as described in the Prospectus), the Sponsor shall return to the Company for cancellation, at no cost, the number of Founder Shares held by the Sponsor determined by multiplying 500,000 by a fraction: (i) the numerator of which is 1,500,000 minus the number of shares of the Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000. The Sponsor further agrees that to the extent that: (a) the size of the Offering is increased or decreased and (b) the Sponsor has either purchased or sold shares of the Common Stock or an adjustment to the number of Founder Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then, (i) the references to 1,500,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Offering and (ii) the reference to 500,000 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of shares of the Common Stock that the Sponsor would have to return to the Company in order to hold 25% of the Company’s issued and outstanding shares after the Offering (assuming the Underwriters do not exercise their over-allotment option and excluding any Placement Shares).

(b)           In the case of any of the Founder Shares owned by the Sponsor that are not subject to forfeiture pursuant to paragraph 3(a) above, (A) (i) with respect to 20% of such shares, upon consummation of the Business Transaction, (ii) with respect to 20% of such shares, when the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Transaction, (iii) with respect to 20% of such shares, when the closing price of the Common Stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Transaction, (iv) with respect to 20% of such shares, when the closing price of the Common Stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Transaction and (v) with respect to 20% of such shares, when the closing price of the Common Stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Transaction (such applicable period being the “Founder Lock-Up Period”) or (B) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, and during the Founder Lock-Up Period, the undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Founder Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(c)           Until 30 days after the completion of the Company’s initial Business Transaction (“Sponsor Lock-Up Period”), each of the undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to the Placement Units, Placement Shares, Placement Warrants or shares of Common Stock underlying the Placement Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Placement Units, Placement Shares, Placement Warrants or shares of Common Stock underlying the Placement Warrants, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(d)           Notwithstanding the provisions contained in paragraphs 3(b) and 3(c) herein, the Sponsor may transfer the Founder Shares and/or Placement Units, Placement Shares, Placement Warrants or shares of Common Stock underlying the Placement Warrants: (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Sponsor; (ii) by gift to a member of the Member’s immediate family or to a trust, the beneficiary of which is a member of the Member’s immediate family, an affiliate of the Member or to a charitable organization; (iii) in the case of the Members, by virtue of the laws of descent and distribution upon death of the Member; (iv) pursuant to a qualified domestic relations order; (v) by virtue of the laws of the state of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (vi) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Transaction; or (vii) in the event that the Company consummates a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of the Common Stock for cash, securities or other property subsequent to the consummation of the Company’s initial Business Transaction; provided, however, that, in the case of clauses (i) through (v), these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in paragraphs 3(b) and 3(c) herein.

(e)           Further, each of the undersigned agrees that after the Founder Lock-Up Period or the Sponsor Lock-Up Period, as applicable, has elapsed, the Founder Shares and/or Placement Units, Placement Shares, Placement Warrants or shares of Common Stock underlying the Placement Warrants owned by the undersigned shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company and the undersigned each acknowledge that pursuant to that certain registration rights agreement to be entered into between the Company and the Sponsor, the Sponsor may request that a registration statement relating to the Founder Shares and/or Placement Units, Placement Shares, Placement Warrants or shares of Common Stock underlying the Placement Warrants be filed with the Commission prior to the end of the Founder Lock-Up Period or the Sponsor Lock-Up Period, as the case may be; provided, however, that such registration statement does not become effective prior to the end of the Founder Lock-Up Period or the Sponsor Lock-Up Period, as applicable.

(f)           The undersigned shall retain all of its rights as a stockholder during the Founder Lockup Period and Sponsor Lockup Period including, without limitation, the right to vote such shares.

(e)           During the Founder Lockup Period and Sponsor Lockup Period, all dividends payable in cash with respect to such securities shall be paid to the undersigned, but all dividends payable in Common Stock or other non-cash property shall become subject to the applicable lockup period as described herein and shall be released from such lockup in accordance with the provisions of this Paragraphs 3.

4.            Without limiting the provisions of paragraph 3 hereof, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, each of the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by the undersigned, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

5.            In the event of the liquidation of the Trust Account without the consummation of a Business Transaction, each of Alan B. Menkes, Keith E. Oster, James N. Mills and Michael Dion (the “Indemnitors”) agree to jointly and severally indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement with (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $10.05 (or [approximately] $10.00 if the over-allotment is exercised in full) per share of the Common Stock sold in the Offering (the “Offering Shares”), and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitors shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitors shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitors shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that the Indemnitors shall undertake such defense.

6. (a)      In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of Alan B. Menkes, Keith E. Oster and James N. Mills hereby agree that until the earliest of the Company’s initial Business Transaction, liquidation or such time as he ceases to be an officer or director of the Company, he shall present to the Company for its consideration, prior to presentation to any other entity, any business opportunity of any companies or other entities which he manages or controls, other than certain energy equipment business opportunities that are appropriate for Conner Steel Products Holdings Co., subject to any pre-existing fiduciary or contractual obligations he might have.

(b)          Each of the undersigned understands that the Company may effect a Business Transaction with a single target business or multiple target businesses simultaneously and agrees that the undersigned will not participate in the formation of, or become an officer or director of, any blank check company, until the Company has entered into a definitive agreement regarding its initial Business Transaction or the Company has failed to complete an initial Business Transaction within 21 months, from the closing of the Offering; provided, however, that nothing contained herein shall override the undersigned’s fiduciary obligations to any entity with which the undersigned is currently directly or indirectly associated or affiliated or by whom the undersigned is currently employed.

(c)          Each of the undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of his or its obligations under paragraphs 6(a) and/or 6(b) hereof, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.           The undersigned’s biographical information furnished to the Company is true and accurate in all material respects and does not omit any material information with respect to the undersigned’s background. Each of the questionnaires furnished to the Company by the Sponsor and the undersigned are true and accurate in all material respects. The undersigned represents and warrants that:

(a)         the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)         the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)         the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8.           Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Transaction (regardless of the type of transaction that it is), other than the following:

(a)         repayment of loans made to the Company by Mr. Alan B. Menkes in connection with the preparation, filing and consummation of the Offering;

(b)         payment of an aggregate of $5,000 per month to ____________________ an affiliate of the Sponsor, for office space, secretarial and administrative services;

(c)         payment of up to $10,000 in monthly management fees, including fees to our Sponsor which will be used to pay Mr. Keith Oster, the Company’s President; and

(d)         repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Transaction, provided, that, if the Company does not consummate an initial Business Transaction, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

9.           In the event that the Company does not consummate a Business Transaction and must liquidate and its remaining net assets are insufficient to complete such liquidation, Mr. Alan B. Menkes agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.  Mr. Menkes represents to the Company that he is capable of funding a shortfall in the Trust Account to satisfy his reasonably foreseeable indemnification obligations.

10.         Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations, and warranties set forth herein in proceeding with the Offering.

11.         The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representatives and its legal representatives or agents (including any investigative search firm retained by the Representatives) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Offering (and shall thereafter hold such information confidential).  Neither the Representatives nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

12.         Each of the undersigned acknowledges and agrees that the Company will not consummate any Business Transaction with any company with which the undersigned has had any discussions, formal or otherwise, prior to the consummation of the Offering, with respect to a Business Transaction.

13.         Each of the undersigned acknowledges and agrees that the Company will not consummate any Business Transaction which involves a company which is affiliated with any of the undersigned unless the Company obtains an opinion from an independent investment banking firm that the Business Transaction is fair to the Company’s stockholders from a financial perspective.

14.         Each of the undersigned has full right and power, without violating any agreement to which he, she or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable.

15.           As used in this Letter Agreement, (i) “Business Transaction” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Transaction, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 4,000,000 shares of the Common Stock of the Company acquired by the Sponsor for an aggregate purchase price of $25,000, or approximately $0.00625 per share, prior to the consummation of the Offering; (iii) “Public Stockholders” shall mean the holders of securities issued in the Offering; (iv) “Placement Shares” shall mean the shares of Common Stock sold as part of the Placement Units; (v) “Placement Warrants” shall mean the Warrants to purchase up to 500,000 shares of the Common Stock that are acquired as part of the Placement Units; (vii) “Placement Units” shall mean the 500,000 Units of the Company, each Placement Unit consisting of one Placement Warrant and a Placement Share, for a purchase price of $5,000,000 and (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited.

16.           This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

17.           No party may assign either this Letter Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns.

18.           This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19.           Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

20.           This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Lock-Up Period or Sponsor Lock-Up Period, as applicable, or (ii) the liquidation of the Trust Account; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated and closed by [July 31], 2011; and provided, further, that paragraph 5 of this Letter Agreement shall survive any liquidation of the Company.

[Signature page follows]

Sincerely,

EMPEIRIA INVESTORS, LLC

By:
Name:
Title:

Alan B. Menkes

Acknowledged and Agreed:

EMPEIRIA ACQUISITION CORP.

By:
Name:
Title: